Exhibit 99.1

Media Contact
Emily McDonald
Rockland Trust
Emily.McDonald@RocklandTrust.com
781-982-6650

Independent Bank Corp. and Rockland Trust Company Expands Board of Directors with Three Accomplished Leaders

Rockland, Massachusetts (February 24, 2025) - Independent Bank Corp. (Nasdaq Global Select Market: INDB), parent of Rockland Trust Company, announces the appointment of Leif O’Leary, Dawn Perry, and Aparna Ramesh to its Board of Directors effective April 1, 2025. Their demonstrated expertise in technology-driven innovation, legal oversight, and financial stewardship will further enhance the Bank’s strong commitment to sound governance and long-term growth.

“We are pleased to welcome these three exceptional leaders to our Board,” said Donna L. Abelli, Chair of both the Independent and Rockland Trust Board of Directors. “Leif, Dawn, and Aparna each bring a unique perspective that we believe will further strengthen the trust that is central to each Rockland Trust relationship. Their wealth of experience will be invaluable as the Bank continues to grow and reinforce its commitment to the people and communities it serves.”

Leif O’Leary is a technology and innovation leader with over 30 years of experience driving digital transformation. His background in software and technology will support Rockland Trust’s ongoing efforts to enhance customer experience and operational efficiency. O’Leary currently serves as the Chief Executive Officer of Alegeus Technologies, a company that develops benefit and payment solutions for the industry’s leading health plans. Prior to joining Alegeus, Leif was the Chief Executive Officer of Intralinks, a financial technology provider for banking and capital markets. O’Leary attained his bachelor’s degree in political science and marketing from Boston College. He currently serves on the board of TeamSnap, a software company that develops and operates a digital platform to manage and organize sports organizations and teams. As a longtime resident of the South Shore, Leif is thrilled to support the success of Rockland Trust and its positive impact on the community.

Dawn Perry is a seasoned attorney and risk advisor. With deep expertise in regulatory compliance and retail services, she brings valuable insight into navigating today’s evolving regulatory and risk environment. Perry currently serves as Senior Vice President and Chief Risk and Audit Officer, as well as Senior Counsel, at Blue Cross and Blue Shield of Massachusetts (BCBS). In this role, she is responsible for strategic enterprise risk management and internal audit. Before her tenure at BCBS, she was Vice President of Business and Regulatory Law at Retail Business Services, a subsidiary of Ahold Delhaize. Perry earned her bachelor’s degree in English from the University of Massachusetts at Amherst and her Master of Business Administration and Juris Doctor from Suffolk University.

Aparna Ramesh is an accomplished Chief Financial Officer with broad experience in the private and public sectors. Her financial expertise and economic insight will help guide the Bank’s continued focus on sustainable performance and fiscal responsibility. She currently serves as the Executive Vice President, Chief Financial Officer, and Treasurer of the Federal Agricultural Mortgage Corporation. Previously, Aparna was the Senior Vice President and Chief Financial Officer at the Federal Reserve Bank of Boston and served as the Chief Administrative Officer of FedNow. She holds master’s degrees from the Birla Institute of Technology in India, a master’s degree in finance from the Rochester Institute of Technology, and a Master of Business Administration from the MIT Sloan School of Management. Aparna is also an Aspen Institute Finance Fellow.

These appointments reinforce Rockland Trust’s dedication to maintaining a strong Board that upholds the highest standards of governance and accountability.

About INDB and Rockland Trust

Independent Bank Corp. (NASDAQ Global Select Market: INDB) is the holding company for Rockland Trust Company, a full-service commercial bank headquartered in Massachusetts. With retail branches in Eastern Massachusetts and Worcester County as well as commercial banking and investment management offices in Massachusetts and Rhode Island, Rockland Trust offers a wide range of banking, investment, and insurance services to individuals, families, and businesses. The Bank also offers a full suite of mobile, online, and telephone banking services. Rockland Trust is an FDIC member and an Equal Housing Lender.

Forward Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by such forward-looking terminology as “expect,” “achieve,” “plan,” “believe,” “future,” “positioned,” “continued,” “will,” “would,” “potential,” or similar statements or variations of such terms. Actual results may differ from those contemplated by these forward-looking statements. Independent Bank Corp. (the “Company”) wishes to caution readers not to place undue reliance on any forward-looking statements as the Company’s business and its forward-looking statements involve substantial known and unknown risks and uncertainties described in the Company’s Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q (“Risk Factors”). Except as required by law, the Company disclaims any intent or obligation to update publicly any such forward-looking statements, whether in response to new information, future events or otherwise. Any public statements or disclosures by the Company following this release which modify or impact any of the forward-looking statements contained in this release will be deemed to modify or supersede such statements in this release. In addition to the information set forth in this press release, you should carefully consider the Risk Factors.

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